````
            Subsidiary                                  Jurisdiction of Incorporation / Organization
            ----------                                  --------------------------------------------
GlobeNet Communications Group Limited                                    Bermuda

GlobeNet Communications Holdings Ltd.                                    Bermuda

Atlantica Network (Bermuda) Ltd.                                         Bermuda

TeleBermuda International Limited                                        Bermuda

GlobeNet Communications Ltd.                                             Bermuda

Atlantica Network (Venezuela) Ltd.                                       Bermuda

Atlantica USA LLC                                                        Delaware

TeleBermuda International (Canada) Ltd.                                  Canada

TeleBermuda International LLC                                            Delaware

GeoReach Telecommunications Inc.                                         Canada

GCG Holdings Ltda.                                                       Brazil

GCG Services Ltda.                                                       Brazil